UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Genomic Health, Inc.

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Genomic Health, Inc.
301 Penobscot Drive
Redwood City, California 94063
(650) 556-9300

April 24, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Genomic Health, Inc. The meeting will be held at 10:00 a.m., Pacific Time, on Wednesday, May 21, 2008, at Seaport Center, 459 Seaport Court, Redwood City, California 94063.

The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

We have also enclosed a copy of our 2007 Annual Report.

We look forward to seeing you at the meeting.

Sincerely,

Randal W. Scott, Ph.D.
Chairman of the Board and Chief Executive Officer

Genomic Health, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, May 21, 2008

To our Stockholders:

Genomic Health, Inc. will hold its Annual Meeting of Stockholders at 10:00 a.m., Pacific Time, on Wednesday, May 21, 2008 at Seaport Center, 459 Seaport Court, Redwood City, California 94063.

We are holding this Annual Meeting:

•	to elect eight directors to serve until the 2009 Annual Meeting or until their successors are duly elected and qualified;

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008; and

•	to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Stockholders of record at the close of business on April 7, 2008, are entitled to notice of and to vote at this meeting and any adjournment or postponement of the Annual Meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 301 Penobscot Drive, Redwood City, California 94063.

It is important that your shares be represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the meeting.

By Order of the Board of Directors

G. Bradley Cole
Executive Vice President,
Chief Financial Officer and Secretary

Redwood City, California
April 24, 2008

i

Genomic Health, Inc.
301 Penobscot Drive
Redwood City, California 94063

PROXY STATEMENT

Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of Genomic Health, Inc., a Delaware corporation (“we,” “us,” “Genomic Health” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at Seaport Center, 459 Seaport Court, Redwood City, California 94063 on Wednesday, May 21 2008, at 10:00 a.m., Pacific Time, and any postponement or adjournment thereof (the “Annual Meeting”).

This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 24, 2008.

Questions and Answers About
the Proxy Materials and the Annual Meeting

What proposals will be voted on at the Annual Meeting?

Two proposals will be voted on at the Annual Meeting:

•	The election of directors; and

•	The ratification of the appointment of the independent registered public accounting firm for 2008.

What are the Board’s recommendations?

Our board recommends that you vote:

•	“FOR” election of each of the nominated directors; and

•	“FOR” ratification of the appointment of the independent registered public accounting firm for 2008.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Who is entitled to vote?

Stockholders of record at the close of business on April 7, 2008 (the “Record Date”) may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of the Company’s common stock held as of the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record.  If your shares are registered directly in your name with Genomic Health’s transfer agent, Computershare Trust Company, Inc., you are considered, with respect to those shares, the stockholder of record. The Proxy Statement, Annual Report and proxy card have been sent directly to you by Genomic Health.

Beneficial Owner.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. The Proxy Statement and Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the mailing.

How do I vote?

You may vote using any of the following methods:

•	By Mail — Sign and date each proxy card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” the election of the nominated directors and “FOR” the ratification of the independent registered public accounting firm for 2008. Stockholders of record may vote by mail or in person at the Annual Meeting.

•	By Telephone or the Internet — If you are a beneficial owner, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting will be offered to stockholders owning shares through most banks and brokers. Follow the instructions located on your voting instruction form. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

If you vote by telephone or via the Internet you do not need to return your voting instruction form to your bank or broker.

•	In Person at the Annual Meeting — Shares held in your name as the stockholder of record may be voted at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the Internet so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other items of business, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no instructions, your shares will be voted in accordance with the recommendations of the board (“FOR” all of the nominees to the board and “FOR” ratification of the independent registered public accounting firm) and in the discretion of the proxy holders on any other matters that properly come before the meeting.

What vote is required to approve each item?

In the election of directors, the eight persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. All other proposals require the affirmative “FOR” vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Is cumulative voting permitted for the election of directors?

Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 28,245,089 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

How are proxies solicited?

Our employees, officers and directors may solicit proxies. We will bear the cost of soliciting proxies and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common stock.

IMPORTANT

Please promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

Proposal 1

Election of Directors

Directors and Nominees

As of the Annual Meeting, we will have eight authorized directors. Michael Goldberg is retiring from the board of directors as of the Annual Meeting. We are grateful for his guidance and his years of service to the Company. The board expects to appoint existing board members to replace Mr. Goldberg on the Audit Committee and the Nominating and Corporate Governance Committee effective as of the Annual Meeting.

At the Annual Meeting, eight persons will be elected as members of your board of directors, each for a one-year term or until their successors are elected and qualified. The Nominating and Corporate Governance Committee of the board of directors has recommended, and the board of directors has designated, the eight persons listed below for election at the Annual Meeting. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR each of the nominees. Your board of directors knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to serve, the proxies will be voted for any nominee designated to fill the vacancy by your board of directors, taking into account the recommendations of the Nominating and Corporate Governance Committee.

The names of the board of directors’ nominees, their ages as of March 15, 2008, and certain biographical information about the nominees are set forth below.

			Director
Name	Age	Position with Company	Since

Randal W. Scott, Ph.D.	50	Chairman of the Board and Chief Executive Officer	2000
Kimberly J. Popovits	49	President, Chief Operating Officer and Director	2002
Julian C. Baker	41	Director	2001
Brook H. Byers	62	Director	2001
Fred E. Cohen, M.D., Ph.D.	51	Director	2002
Samuel D. Colella	68	Director	2001
Randall S. Livingston	54	Director	2004
Woodrow A. Myers, Jr., M.D.	54	Director	2006

Randal W. Scott, Ph.D. has served as our Chairman of the Board and Chief Executive Officer since our inception in August 2000 and served as President from August 2000 to February 2002, Chief Financial Officer from December 2000 to April 2004, and Secretary from August 2000 to December 2000 and from May 2003 to February 2005. Dr. Scott was a founder of Incyte Corporation, which at the time was a genomic information company, and served Incyte in various roles, including Chairman of the Board from August 2000 to December 2001, President from January 1997 to August 2000, and Chief Scientific Officer from March 1995 to August 2000. Dr. Scott holds a B.S. in Chemistry from Emporia State University and a Ph.D. in Biochemistry from the University of Kansas.

Kimberly J. Popovits has served as our President and Chief Operating Officer since February 2002. From November 1987 to February 2002, Ms. Popovits served in various roles at Genentech, Inc., a biotechnology company, most recently serving as Senior Vice President, Marketing and Sales from February 2001 to February 2002, and as Vice President, Sales from October 1994 to February 2001. Prior to joining Genentech, she served as Division Manager, Southeast Region, for American Critical Care, a Division of American Hospital Supply, a supplier of healthcare products to hospitals. Ms. Popovits is a director of Nuvelo, Inc. Ms. Popovits holds a B.A. in Business from Michigan State University.

Julian C. Baker is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Felix Baker, Ph.D., founded in 2000. Mr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly traded life sciences companies. Mr. Baker’s career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston. He is also a director of Incyte Corporation, Neurogen Corporation and Trimeris, Inc. Mr. Baker holds an A.B. in Social Studies from Harvard University.

Brook H. Byers is a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm which he joined in 1977. He was the founding president and chairman of four life science companies: Hybritech Inc., IDEC Pharmaceuticals Corporation, InSite Vision Inc. and Ligand Pharmaceuticals Inc. Mr. Byers currently serves as a director of a number of privately held technology, healthcare and biotechnology companies. Mr. Byers holds a B.S. in Electrical Engineering from the Georgia Institute of Technology and an M.B.A. from the Stanford Graduate School of Business.

Fred E. Cohen, M.D., Ph.D. joined TPG Ventures, a venture capital firm, as a Managing Director in 2001. Dr. Cohen is also a Professor of Medicine and Pharmacology at the University of California, San Francisco, where he has taught since July 1988. Dr. Cohen is a director of Matrix Laboratories Limited, Quintiles Transnational, Axcan Pharmceuticals and a number of privately held companies. Dr. Cohen holds a B.S. in Molecular Biophysics and Biochemistry from Yale University, a Ph.D. in Molecular Biophysics from Oxford University and an M.D. from Stanford University.

Samuel D. Colella co-founded Versant Ventures, a healthcare and biotechnology venture capital firm, in 1999. Mr. Colella is also a general partner of Institutional Venture Partners, a venture capital firm he joined in 1984. Mr. Colella currently serves as a director of Alexza Pharmaceuticals, Inc., Jazz Pharmaceuticals, Inc. and a number of privately held technology and biotechnology companies. Mr. Colella has a B.S. in Business and Engineering from the University of Pittsburgh and an M.B.A. from the Stanford Graduate School of Business.

Randall S. Livingston has served as Vice President for Business Affairs and Chief Financial Officer of Stanford University since 2001. From 1999 to 2001, Mr. Livingston served as Executive Vice President and Chief Financial Officer of OpenTV Corp., a provider of interactive television services. From 1996 until 1999, Mr. Livingston served as a consultant and part-time executive for several Silicon Valley technology companies. Prior to 1996, Mr. Livingston worked for Heartport, Inc., Taligent, Apple Computer, Ingres Corporation and McKinsey & Company. Mr. Livingston holds a B.S. in Mechanical Engineering from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Woodrow A. Myers, Jr., M.D. has served as Managing Director of Myers Ventures LLC, which concentrates on opportunities in healthcare and education, since December 2005. He was the Executive Vice President and Chief Medical Officer of WellPoint, Inc., a commercial health benefits company, from September 2000 to January 2005. Dr. Myers holds a B.S. in Biological Sciences from Stanford University, an M.D. from Harvard Medical School and an M.B.A. from the Stanford University Graduate School of Business.

Vote Required

The eight nominees for director receiving the highest number of affirmative votes will be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Your board of directors recommends a vote FOR the election of the nominees set forth above as directors of Genomic Health.

Director Independence

Our board of directors has determined that, except for Dr. Scott and Ms. Popovits, each individual who currently serves as a member of the board is, and each individual who served as a member of the board in 2007 was, an “independent director” within the meaning of Rule 4200 of The NASDAQ Stock Market. Dr. Scott and Ms. Popovits are not independent because they are employed by the Company. All of the nominees are members of the board standing for reelection as directors. For Messrs. Byers, Colella, Goldberg and Livingston and Drs. Cohen and Myers, the board of directors considered their relationship and transactions with the Company as directors and securityholders of the Company. For Mr. Baker, the board of directors considered Mr. Baker’s status as a director and securityholder, and ordinary course transactions between the Company and another company for which Mr. Baker serves as a director.

Board Meetings

Our board of directors held six meetings in 2007. Each director attended at least 75% of the aggregate number of meetings of the board of directors held during the period for which such director served on our board of directors and of the committees on which such director served. The independent directors meet in regularly scheduled executive sessions at in-person meetings of the board of directors without the participation of the Chief Executive Officer or the other members of management. We do not have a policy that requires the attendance of directors at the Annual Meeting. Three board members attended our 2007 annual meeting.

Committees of the Board of Directors

Below is a description of each committee of the board of directors. The board of directors has determined that each director who serves on the Audit, Compensation, and Nominating and Corporate Governance Committees is “independent,” as that term is defined by applicable listing standards of The NASDAQ Stock Market and rules of the Securities and Exchange Commission, or SEC, and has adopted written charters for these committees. These charters are available on the investor section of our website (www.genomichealth.com).

Audit Committee

Number of Members:	3
Current Members:	Randall S. Livingston (Chair and Audit Committee Financial Expert) Samuel D. Colella Michael D. Goldberg
Number of Meetings in 2007:	6
Functions:	The Audit Committee provides assistance to the board of directors in fulfilling its oversight responsibilities relating to the Company’s financial statements, system of internal control over financial reporting, and auditing, accounting and financial reporting processes. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent registered public accounting firm’s relationship with the Company; and meet with the independent registered public accounting firm and management to discuss and review the Company’s financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes.

Compensation Committee

Number of Members:	4
Current Members:	Samuel D. Colella (Chair) Brook H. Byers Fred E. Cohen, M.D., Ph.D. Woodrow A. Myers, Jr., M.D.
Number of Meetings in 2007:	6
Functions:	The Compensation Committee’s primary functions are to assist the board of directors in meeting its responsibilities with regard to oversight and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies and programs of the Company. Other specific duties and responsibilities of the Compensation Committee are to review, and make recommendations for approval by the independent members of the board of directors regarding compensation of our Chief Executive Officer and other executive officers, and administer our stock plans and other equity-based compensation plans.
As allowed under its charter, the Compensation Committee has delegated to Randal Scott and Kimberly Popovits, the members of the Non-Management Stock Option Committee, the authority to grant options to new non-executive employees. This Committee may not grant options to purchase more than 50,000 shares of common stock to any employee.

Nominating and Corporate Governance Committee

Number of Members:	3
Current Members:	Fred E. Cohen, M.D., Ph.D. (Chair) Samuel D. Colella Michael D. Goldberg
Number of Meetings in 2007:	1
Functions:	The Nominating and Corporate Governance Committee’s primary functions are to identify qualified individuals to become members of the board of directors, determine the composition of the board and its committees, and monitor a process to assess board effectiveness. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to recommend nominees to fill vacancies on the board of directors, review and make recommendations to the board of directors with respect to candidates for director proposed by stockholders, and review on an annual basis the functioning and effectiveness of the board and its committees.

Director Nominations

The board of directors nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the board of directors for nomination or election.

The board of directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to Genomic Health and the board of directors, high personal and professional ethics, and the willingness and ability to devote sufficient time to carry out effectively their duties as directors. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the board of directors to meet the criteria for an “audit committee financial expert” as defined by rules of the SEC, and for a majority of the members of the board of directors to meet the definition of “independent director” under the rules of The NASDAQ Stock Market. The Nominating and Corporate Governance Committee also believes it appropriate for key members of our management to participate as members of the board of directors.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the board of directors with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or a vacancy is created on the board of directors as a result of a resignation, an increase in the size of the board or other event, the Committee will consider various candidates for board membership, including those suggested by the Committee members, by other board of directors members, by any executive search firm engaged by the Committee or by stockholders. The Committee recommended all of the nominees for election included in this Proxy Statement.

A stockholder who wishes to suggest a prospective nominee for the board of directors should notify Genomic Health’s Secretary or any member of the Committee in writing with any supporting material the stockholder considers appropriate.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the board of directors at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to Genomic Health’s Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not earlier than 90 days nor more than 120 days in advance of the date the proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders; however, if we have not held an annual meeting in the previous year or the date of the annual meeting is changed by more than 30 days from the prior year, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the annual meeting or the 7th day following the first public announcement of the annual meeting date. Information required by the Bylaws to be in the notice includes the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Secretary, Genomic Health, Inc., 301 Penobscot Drive, Redwood City, California 94063. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

If you wish to communicate with the board of directors, you may send your communication in writing to: Secretary, Genomic Health, Inc., 301 Penobscot Drive, Redwood City, California 94063. You must include your name and address in the written communication and indicate whether you are a stockholder of Genomic Health. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the board of directors based on the subject matter.

Certain Relationships and Related Transactions

It is our policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in our Code of Business Conduct. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the independent and disinterested members of our board of directors or an independent and disinterested committee of the board.

2007 Director Compensation

The following table sets forth cash amounts and the value of other compensation paid to our outside directors for their service in 2007:

	Fees Earned or Paid	Option Awards
Name	in Cash ($)	$(1)(2)	Total ($)

Julian C. Baker	20,000	69,700	89,700
Brook H. Byers	20,000	69,700	89,700
Fred E. Cohen, M.D., Ph.D.	20,000	69,700	89,700
Samuel D. Colella	20,000	69,700	89,700
Michael D. Goldberg	20,000	69,700	89,700
Randall S. Livingston	30,000	92,400	122,400
Woodrow A. Myers, Jr., M.D.	20,000	73,300	93,300

(1)	Represents the compensation expense related to outstanding options we recognized for the year ended December 31, 2007 under Statement of Financial Accounting Standards No. 123 (revised 2004), or SFAS 123R, rather than amounts paid to or realized by the named individual and includes expenses we recognized in 2007 for option grants in prior periods. Compensation expense is determined by computing the fair value of each option on the grant date in accordance with SFAS 123R and recognizing that amount as expense ratably over the option vesting term. See Note 11 of Notes to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2007 for the assumptions made in determining SFAS 123R values. The SFAS 123R value of an option as of the grant date is spread over the number of months in which the option is subject to vesting and includes ratable amounts expensed for option grants in prior years. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the compensation expense we recognized. In 2007, each outside director received an option to purchase 8,250 shares of our common stock with a grant date fair value of $86,900.

(2)	The following table sets forth the aggregate number of shares of common stock underlying option awards outstanding at December 31, 2007:

Name	Number of Shares(1)

Julian C. Baker	16,500
Brook H. Byers	16,500
Fred E. Cohen, M.D., Ph.D.	21,791
Samuel D. Colella	16,500
Michael D. Goldberg	16,500
Randall S. Livingston	33,837
Woodrow A. Myers, Jr., M.D.	24,750

(1)	Options with respect to an aggregate of 123,750 shares automatically accelerate upon a change of control.

Directors who are our employees do not receive any fees for their service on our board of directors. During 2007, Dr. Scott and Ms. Popovits were our only employee directors.

Our outside directors receive an annual retainer of $20,000 and Mr. Livingston, as chairman of our audit committee, receives an annual retainer of $30,000. We also reimburse our non-employee directors for reasonable expenses in connection with attendance at board of director and committee meetings.

In addition to cash compensation for services as a member of the board, non-employee directors also are eligible to receive nondiscretionary, automatic grants of stock options under our 2005 Stock Incentive Plan. An outside director who joins our board is automatically granted an initial option to purchase 16,500 shares upon first becoming a member of our board of directors. The initial option vests and becomes exercisable over four years, with the first 25% of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. Immediately after each of our regularly scheduled annual meetings of stockholders, each outside director is automatically granted a nonstatutory option to purchase 8,250 shares of our common stock, provided the director has served on our board of directors for at least six months. These options vest and become exercisable on the first anniversary of the date of grant or immediately prior to our next annual meeting of stockholders, if earlier. The options granted to outside directors under our 2005 Stock Incentive Plan have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, a term of 10 years, and become fully vested in the event of a change in control.

Executive Compensation

Compensation Discussion and Analysis

Our Compensation Philosophy and Objectives

We believe that compensation of our executive officers should:

•	encourage creation of stockholder value and achievement of strategic corporate objectives;

•	attract and retain qualified, skilled and dedicated executives on a long-term basis;

•	reward past performance and provide incentives for future performance; and

•	provide fair compensation consistent with our internal compensation programs.

Our philosophy is to align the interests of our stockholders and management by integrating compensation with our annual and long-term corporate and financial objectives, including through equity ownership by management. In order to attract and retain qualified personnel, we strive to offer a total compensation package competitive with companies in the life sciences industry, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. Our compensation philosophy with respect to our executive officers has and continues to focus more on the use of equity-based compensation rather than cash-based compensation.

Implementing Our Objectives

The Compensation Committee of our board of directors administers and interprets our executive compensation and benefits policies, including our stock option plan, and reviews and makes recommendations to the independent members of the board of directors with respect to major compensation plans, policies and programs. The Compensation Committee evaluates the performance of our Chief Executive Officer, or CEO, and makes recommendations to the independent members of the board regarding the CEO’s compensation in light of the goals and objectives of our compensation program. Our CEO and the Compensation Committee together assess the performance of our other executive officers, based on initial recommendations from our CEO. The Committee’s recommendations are then submitted to the independent members of the board for their consideration and approval.

The Compensation Committee and the independent members of the board have a broad range of experience relating to executive compensation matters for similarly situated companies. In setting the level of cash and equity compensation for our executive officers, the Compensation Committee and the independent members of our board consider various factors, including the performance of the Company and the individual executive during the year, the uniqueness and relative importance of the executive’s skill set to the Company, the executive’s historical cash and equity compensation levels, the executive’s expected future contributions to the Company, the percentage of vested versus unvested options held by the executive, the level of the executive’s stock ownership and the Company’s compensation philosophy for all employees.

Market Reference Data.  While the Compensation Committee did not use market benchmarks to determine its recommendations for executive compensation for 2007, the Committee reviewed market reference data to evaluate the competitiveness of our executive officers’ compensation and to determine whether the total compensation paid to each of our named executive officers was reasonable in the aggregate. However, the Compensation Committee does not limit its decision to or target any particular range or level of total compensation paid to executive officers at these companies. In its analysis, the Committee reviewed information prepared by Compensia Inc., a compensation consultant, comparing our executive compensation with data from the Radford Biotechnology Executive Compensation Survey with respect to companies in the San Francisco Bay Area with revenues below $50 million and between 150 and 499 employees and a peer group comprised of the following 15 biotechnology and diagnostic companies:

Abaxis	Digene	Monogram Biosciences
Adeza Biomedical	Exelixis	Myriad Biosciences
Biosite	Human Genome Sciences	Third Wave Technologies
Cytyc	Incyte	Vical
Decode Genetics	Maxygen	Zymogenetics

The analysis indicated that total cash compensation (salary plus bonus) for our executive officers was well below the 50th percentile, with most below the 25th percentile. According to the analysis, total direct compensation of our executive officers, which includes total cash compensation and the Black-Scholes value of equity incentives, was below the 50th percentile.

Equity Grant Practices.  Our Compensation Committee administers our stock option plan for executive officers, employees, consultants and outside directors, under which it grants options to purchase our common stock with an exercise price equal to the fair market value of a share of our common stock on the date of grant, which is the closing price on the date of grant. Option grants to Randal W. Scott that were intended to qualify as incentive stock options while he owned more than 10% of our common stock were made at an exercise price of 110% of fair market value on the date of grant and have a five-year term.

We do not coordinate the timing of equity award grants with the release of financial results or other material announcements by the Company; our annual equity grants are made at regularly scheduled board and Compensation Committee meetings.

Each executive officer is initially granted an option when he or she begins working for us. The amount of the grant is based on his or her position with us, relevant prior experience and market conditions. These initial grants generally vest over four years and no shares vest before the one-year anniversary of the option grant. We spread the vesting of our options over four years to compensate executives for their contribution over a period of time and to provide an incentive to focus on our longer term goals.

In the future, our Compensation Committee and independent members of our board of directors may consider awarding additional or alternative forms of equity incentives, such as grants of restricted stock, restricted stock units and other performance-based awards.

Miscellaneous.  We do not enter into employment or severance contracts with our executive officers as we do not believe these types of arrangements facilitate our compensation goals and objectives. We do not have a stock ownership or stock retention policy that requires executive officers to own stock in Genomic Health or retain options they exercise. We do not have an employee stock purchase plan. In 2007, we made up to a $1,000 matching 401(k) plan contribution for all eligible employee and executive officers, and we will make the same matching contribution in 2008.

Tax Deductibility of Compensation.  We generally intend to qualify executive compensation for deductibility without limitation under section 162(m) of the Internal Revenue Code. Section 162(m) places a limit of $1 million on the amount of compensation we may deduct in any one year with respect to our executive officers other than our Chief Financial Officer. None of the non-exempt compensation we paid to any of our executive officers for 2007 as calculated for purposes of section 162(m) exceeded the $1 million limit.

Elements of Executive Compensation

Our compensation structure for executive officers consists of a combination of base salary, bonus and equity-based compensation. Because of our egalitarian culture, we do not have programs providing for personal benefit perquisites to officers. The Compensation Committee makes recommendations with respect to executive officer compensation, to be approved by the independent members of the board of directors.

Base Salary.  Our Compensation Committee reviews base salaries for executive officers on an annual basis, adjusting salaries based on individual and Company performance. In November 2006, the Committee recommended and the independent members of the board of directors approved increases for our named executive officers ranging from 7.5% to 12%. The increases were established after considering job performance and responsibilities, internal pay alignment and marketplace competitiveness, among other things. In December 2007, the Committee recommended and the independent members of the board of directors approved increases in base salaries for 2008 for the named executive officers except for Dr. Scott ranging from 10% to 15.5%. Pursuant to his request, Dr. Scott’s salary was not increased for 2008.

Annual Bonus.  We have a bonus pool for our employees that is tied to corporate and operational goals. Prior to 2007, we had not paid cash bonuses to our executive officers. For 2007, our executive officers were eligible to participate in our cash bonus program. The eligible bonus pool for all employees was 10% of the Company’s total salary base, but there were no preset limitations on minimum or maximum bonus amounts. While bonuses for non-executive employees were based in part on achievement of corporate goals established by our executive officers and board of directors, bonuses for executive officers were determined by the Compensation Committee and independent members of our board of directors at the time of their annual compensation review based on their assessment of corporate and individual achievements. Aggregate bonuses to executive officers for 2007 approximated 8% of the named executive officers’ aggregate salaries and were distributed evenly among the executive officers.

Equity-Based Compensation.  We believe that providing executive officers who have responsibility for our management and growth with an opportunity to increase their stock ownership aligns the interests of the executive officers with those of our stockholders. Accordingly, the Compensation Committee considers stock option grants to be an important aspect in compensating and providing incentives to management. The Compensation Committee sets annual grants as part of its and the independent members of the board’s annual compensation review process. The Compensation Committee determined the number of shares underlying each stock option grant based upon the executive officer’s and the Company’s performance, the executive officer’s role and responsibilities, the executive officer’s base salary, comparison with comparable awards to individuals in similar positions in our industry using the survey data described above and previously determined stock grant guidelines for all employees.

In keeping with the objective of weighting compensation more toward equity-based compensation while considering the increase in our stock price, in December 2007, the Compensation Committee granted each named executive officer an option to purchase 30,000 shares of common stock.

Other Compensation.  All of our full-time employees, including our executive officers, may participate in our health programs, such as medical, dental and vision care coverage, and our 401(k) and life and disability insurance programs.

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or “filed” with the SEC or to be incorporated by reference into any other filing by Genomic Health under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under those Acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with Genomic Health’s management. Based on its review and those discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our Form 10-K and in this Proxy Statement.

Compensation Committee

Samuel D. Colella
Brook H. Byers
Fred E. Cohen, M.D., Ph.D.
Woodrow A. Myers, Jr., M.D.

Named Executive Officers

The tables that follow provide compensation information for our named executive officers, including Randal W. Scott, Chief Executive Officer, G. Bradley Cole, Chief Financial Officer, and our three most highly compensated executive officers who were serving as executive officers at the end of 2007, which were Kimberly J. Popovits, Steven Shak and Joffre B. Baker.

2007 Summary Compensation Table

			Option	Non-Equity
		Salary	Awards	Incentive Plan	Total
Name and Principal Position	Year	($)	($)(1)	Compensation ($)	($)

Randal W. Scott, Ph.D.	2007	280,000	289,800	25,000	594,800
Chief Executive Officer and Chairman	2006	252,500	181,200	—	433,700
G. Bradley Cole	2007	286,000	361,050	25,000	672,050
Executive Vice President, Operations and Chief Financial Officer; Secretary	2006	262,000	252,900	—	514,900
Kimberly J. Popovits	2007	340,000	282,750	25,000	647,750
President and Chief Operating Officer	2006	303,000	206,700	—	509,700
Steven Shak, M.D.	2007	315,000	293,500	25,000	633,500
Chief Medical Officer	2006	288,000	187,400	—	475,400
Joffre B. Baker, Ph.D.	2007	310,000	293,500	25,000	628,500
Chief Scientific Officer	2006	288,000	187,400	—	475,400

(1)	Represents the compensation expense related to outstanding options we recognized for the year ended December 31, 2007 under SFAS 123R, rather than amounts paid to or realized by the named individual, and includes expense we recognized in 2007 for option grants in prior periods. Compensation expense is determined by computing the fair value of each option on the grant date in accordance with SFAS 123R and recognizing that amount as expense ratably over the option vesting term. See Note 11 of Notes to our Consolidated Financial Statements set forth in our Form 10-K for the assumptions made in determining SFAS 123R values. The SFAS 123R value of an option as of the grant date is spread over the number of months in which the option is subject to vesting and includes ratable amounts expensed for option grants in prior years. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the compensation expense we recognized.

2007 Grants of Plan-Based Awards

The following table sets forth information on grants of options to purchase shares of our common stock in 2007 to our named executive officers:

		All Other Option
		Awards: Number		Grant Date Fair
		of Securities	Exercise or Base Price	Value of Option
		Underlying Options	of Option Awards	Awards
Name	Grant Date	(#)	($/Sh)	($)

Randal W. Scott, Ph.D.	12/06/07	30,000	23.31	407,241
G. Bradley Cole	12/06/07	30,000	23.31	407,241
Kimberly J. Popovits	12/06/07	30,000	23.31	407,241
Steven Shak, M.D.	12/06/07	30,000	23.31	407,241
Joffre B. Baker, Ph.D.	12/06/07	30,000	23.31	407,241

Outstanding Equity Awards at Fiscal Year-End 2007

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexercisable(1)	($)(2)	Date

Randal W. Scott, Ph.D.	52,011	17,337	3.17	12/02/09
	25,000	12,500	10.33	12/01/10
	10,833	29,167	18.89	11/30/16
	—	30,000	23.31	12/06/17
G. Bradley Cole	133,278	61,763	1.33	07/06/14
	13,003	4,334	2.88	12/02/14
	25,000	12,500	9.39	12/01/15
	10,833	29,167	18.89	11/30/16
	—	30,000	23.31	12/06/17
Kimberly J. Popovits	52,011	17,337	2.88	12/02/14
	25,000	12,500	9.39	12/01/15
	10,833	29,167	18.89	11/30/16
	—	30,000	23.31	12/06/17
Steven Shak, M.D.	52,011	17,337	2.88	12/02/14
	25,000	12,500	9.39	12/01/15
	10,833	29,167	18.89	11/30/16
	—	30,000	23.31	12/06/17
Joffre B. Baker, Ph.D.	52,011	17,337	2.88	12/02/14
	25,000	12,500	9.39	12/01/15
	10,833	29,167	18.89	11/30/16
	—	30,000	23.31	12/06/17

(1)	Options vest over a four year period, becoming exercisable as to 25% of the shares on the first anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 36 months.

(2)	Except for the grants to Dr. Scott at $3.17 per share and $10.33 per share, the option exercise price is equal to the fair market value of our common stock on the date of grant. The specified option grants to Dr. Scott were equal to 110% of the fair market value of our common stock on the date of grant because he owned more than 10% of our outstanding common stock at the time the specified grants were made.

Other than the grants to Dr. Scott noted in footnote (2) above that have a term of five years, all of the options have a term of ten years, subject to earlier termination in specified events related to termination of employment.

2007 Option Exercises

Option Awards
Number of Shares
	Acquired on	Value Realized on
	Exercise	Exercise
Name	(#)	($)(1)

Randal W. Scott, Ph.D.	—	—
G. Bradley Cole	—	—
Kimberly J. Popovits	43,345	688,124
Steven Shak, M.D.	—	—
Joffre B. Baker, Ph.D.	—	—

(1)	Value realized is based on the fair market value of our common stock on date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the individual.

Security Ownership of
Certain Beneficial Owners and Management

The following table sets forth certain information as of April 7, 2008 as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) each of our named executive officers listed in the summary compensation table, (3) each of our directors and (4) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after April 7, 2008, the record date for our 2008 Annual Meeting. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

		Percentage of
		Common
	Number of Shares	Stock
	of Common Stock	Beneficially
Name and Address of Beneficial Owner(1)	Beneficially Owned	Owned

5% Stockholders:
Entities Affiliated with Baker Brothers Advisors(2)	4,966,987	17.6%
Entities Affiliated with Versant Ventures(3)	2,366,622	8.4%
Entities Affiliated with TPG Ventures(4)	1,910,273	6.8%
Entities Affiliated with Atticus Capital LP(5)	1,844,251	6.5%
Entities Affiliated with OrbiMed Advisors LLC(6)	1,683,900	6.0%
Entities Affiliated with Kleiner Perkins Caufield & Byers(7)	1,665,160	5.9%
Directors and Named Executive Officers:
Julian C. Baker(2)(8)	4,983,487	17.6%
Brook H. Byers(7)(8)	1,698,242	6.0%
Fred E. Cohen, M.D., Ph.D.(4)(9)	1,981,393	7.0%
Samuel D. Colella(3)(8)	2,383,122	8.4%
Michael D. Goldberg(10)	70,563	*
Randall S. Livingston(11)	38,541	*
Woodrow A. Myers, Jr., M.D.(12)	28,843	*
Joffre B. Baker, Ph.D.(13)	461,342	1.6%
G. Bradley Cole(14)	217,498	*
Kimberly J. Popovits(15)	511,402	1.8%
Randal W. Scott, Ph.D.(16)	2,187,723	7.7%
Steven Shak, M.D.(17)	530,406	1.9%
All directors and executive officers as a group (12 persons)(18)	15,092,562	52.0%

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise stated, the address of each beneficial owner listed on the table is c/o Genomic Health, Inc., 301 Penobscot Drive, Redwood City, California 94063.

(2)	According to Amendment No. 2 to Schedule 13D filed jointly on May 30, 2007 by Julian C. Baker and Felix J. Baker, Julian C. Baker and Felix J. Baker share voting and dispositive power with respect to 4,966,987 shares of the Company’s common stock, including 173,897 shares owned by Baker Bros. Investments, L.P.,

193,759 shares owned by Baker/Tisch Investments, L.P., 20,095 shares owned by Baker Bros. Investments II, L.P., 1,150,104 shares owned by Baker Biotech Fund I, L.P., 3,171,209 shares owned by Baker Brothers Life Sciences, L.P., 84,026 shares owned by 14159, L.P., each, a limited partnership, and 173,897 shares owned by FBB Associates, a general partnership of which Julian C. Baker and Felix J. Baker are the sole partners. In addition, as of the date of the filing, Julian C. Baker had shared voting and dispositive power with respect to an option to purchase 8,250 shares of the Company’s common stock. The principal address for entities affiliated with Baker Brothers Advisors is 677 Madison Avenue, New York, New York 10021. Mr. Baker disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest therein.

(3)	According to a Schedule 13G filed jointly on February 13, 2008 by Versant Venture Capital I, L.P., Versant Side Fund I, L.P., Versant Affiliates Fund I-A, L.P., Versant Affiliates Fund I-B, L.P., Versant Ventures I, LLC, Brian G. Atwood, Ross A. Jaffe, Samuel D. Colella, Donald B. Milder, Barbara N. Lubash, Rebecca B. Robertson and William J. Link, Versant Venture Capital I, L.P. has the sole power to vote and dispose of or direct the disposition of 2,192,150 shares, Versant Side Fund I. L.P. has the sole power to vote and dispose of or direct the disposition of 42,994 shares, Versant Affiliates Fund I-A, L.P. has the sole power to vote and dispose of or direct the disposition of 42,412 shares, Versant Affiliates Fund I-B, L.P. has the sole power to vote and dispose of or direct the disposition of 89,066 shares, Versant Ventures I, LLC, the general partner of Versant Venture Capital I, L.P., Versant Side Fund I, L.P., Versant Affiliates Fund I-A, L.P. and Versant Affiliates Fund I-B, L.P., has the sole power to vote and dispose of or direct the disposition of 2,366,622 shares, and Brian G. Atwood, Ross A. Jaffe, Samuel D. Colella, Donald B. Milder, Barbara N. Lubash, Rebecca B. Robertson and William J. Link, who are the Managing Directors of Versant Ventures I, LLC, have shared power to vote and dispose of or direct the disposition of 2,366,622 shares. Under certain circumstances set forth in the Limited Partnership Agreements of Versant Venture Capital I, L.P., Versant Side Fund I, L.P., Versant Affiliates Fund I-A, L.P. and Versant Affiliates Fund I-B, L.P., the general partner and limited partners of each of such funds have the right to receive dividends from, or the proceeds from the sale of, the common stock of the Company owned by each such fund. In addition, as of the date of the filing, Samuel D. Colella had sole voting and dispositive power with respect to an option to purchase 16,500 shares of our common stock. The principal address for Versant Ventures affiliated entities is 3000 Sand Hill Road, Building Four, Suite 210, Menlo Park, California 94025. Mr. Colella, who is also one of our directors, is a managing director of Versant Ventures I, LLC, the general partner of Versant Venture Capital I, L.P., Versant Side Fund I, L.P., Versant Affiliates Fund I-A, L.P. and Versant Affiliates Fund I-B, L.P., of which Versant Ventures I, LLC is the general member. In such capacity, Mr. Colella may be deemed to share voting and investment power with respect to the shares held by Versant Venture Capital I, L.P., Versant Side Fund I, L.P., Versant Affiliates Fund I-A, L.P. and Versant Affiliates Fund I-B, L.P. Mr. Colella disclaims beneficial ownership of the shares owned by these funds, except to the extent of his pecuniary interest therein.

(4)	According to a Schedule 13G filed jointly on February 14, 2006 by Tarrant Advisors, Inc., Tarrant Advisors, Inc. is the beneficial owner of and has the sole power to vote and dispose of or direct the disposition of the shares which are beneficially owned by TPG Ventures, L.P. and TPG Biotechnology Partners, L.P. Tarrant Advisors is the general partner of TPG Ventures Professional, L.P., which in turn is the managing member of TPG Venture Holdings, L.L.C., which is the sole member of each of TPG Venture Advisors, L.L.C. and TPG Biotech Advisors, L.L.C. TPG Biotech Advisors, L.L.C. is the general partner of TPG Biotechnology GenPar, L.P., which is the general partner of TPG Biotechnology Partners, L.P. The principal address for TPG Ventures affiliated entities is 301 Commerce Street #3300, Fort Worth, Texas 76102. Dr. Cohen, who is also one of our directors, is a managing director of Texas Pacific Group Ventures. In such capacity, Dr. Cohen may be deemed to share voting and investment power with respect to the shares held by TPG Ventures, L.P. and TPG Biotechnology Partners, L.P. Dr. Cohen disclaims beneficial ownership of the shares owned by these funds, except to the extent of his pecuniary interest therein.

(5)	According to Amendment No. 1 to Schedule 13G filed jointly on February 14, 2008, by Atticus Capital LP, Atticus Management Limited and Timothy K. Barakett, Atticus Capital LP, Atticus Management Limited and Timothy K. Barakett are the beneficial owners of and each has the sole power to vote and dispose of or direct the disposition of the 1,844,257 shares which are beneficially owned by Atticus Capital LP, Atticus Management Limited and Mr. Barakett. Mr. Barakett is the Chairman, Chief Executive Officer and Managing Member of Atticus Management LLC, a Delaware limited liability company. Atticus Management LLC is the sole general partner of Atticus Holdings. Atticus Holdings is the Managing Member of Atticus Capital Holdings LLP. Atticus Capital Holdings LLC is the General Partner of Atticus LP Incorporated. Atticus LP Incorporated is the general partner of Atticus Capital and controls Atticus Management. Atticus Capital and Atticus Management, together with certain of its affiliated entities, acts as adviser for various investment funds and managed accounts. The principal address for Atticus Capital LP and Mr. Barakett is 767 Fifth Avenue, 12th Floor, New York, New York 10153. The principal address for Atticus Management Limited is P.O. Box 100, Sydney Vane House, Admiral Park, St. Peter Port, Guernsey GY1 3EL.

(6)	According to Amendment No. 1 to Schedule 13G filed jointly on February 14, 2008 by OrbiMed Advisors LLC, OrbiMed Capital LLC and Samuel D. Isaly, OrbiMed Advisors LLC has shared power to vote and dispose of or direct the disposition of 1,290,700 of the shares, OrbiMed Capital LLC has shared power to vote and dispose of or direct the disposition of 393,200 of the shares and Samuel D. Isaly, as President of OrbiMed Advisors LLC and a managing member of OrbiMed Capital LLC, each of which is an investment advisor, has shared power to vote and dispose of or direct the disposition of all 1,683,900 shares. The shares are held on behalf of Caduceus Capital Master Fund Limited (58,400 shares), Caduceus Capital II, L.P. (38,100 shares), UBS Eucalyptus Fund, LLC (36,400 shares), PW Eucalyptus Fund, Ltd. (4,400 shares), Summer Street Life Sciences Hedge Fund Investors LLC (15,300 shares), UBS Juniper Crossover Fund, LLC (36,500 shares), Eaton Vance Worldwide Health Sciences (1,161,100 shares), Eaton Vance Emerald Worldwide Heath Sciences (19,500 shares), Eaton Vance Variable Trust (14,300 shares) and Finsbury Worldwide Pharmaceutical Trust plc (300,000 shares). The principal address for OrbiMed Advisors LLC, OrbiMed Capital LLC and Mr. Isaly is 767 Third Avenue, 30th Floor, New York, New York 10017.

(7)	According to a Schedule 13G filed jointly on February 14, 2006 by Kleiner Perkins Caufield & Byers X-A, L.P., Kleiner Perkins Caufield & Byers X-B, L.P. and KPCB X Associates, L.P. 1,619,483 shares are beneficially owned by Kleiner Perkins Caufield & Byers X-A, L.P. and 45,677 shares are beneficially owned by Kleiner Perkins Caufield & Byers X-B, L.P. KPCB X Associates, L.P. is the general partner of Kleiner Perkins Caufield & Byers X-A, L.P. and Kleiner Perkins Caufield & Byers X-B, L.P. and has shared power to vote and dispose of or direct the disposition of the shares of stock held by Kleiner Perkins Caufield & Byers X-A, L.P. and Kleiner Perkins Caufield & Byers X-B, L.P. The principal address for the Kleiner Perkins Caufield & Byers affiliated entities is 2750 Sand Hill Road, Menlo Park, California 94025. Mr. Byers, who is also one of our directors, is a managing member of the general partner and, as such, has shared voting and investment authority over these shares. Mr. Byers disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(8)	Includes options to purchase 16,500 shares of common stock that are exercisable within 60 days of April 7, 2008.

(9)	Includes options to purchase 16,500 shares of common stock that are exercisable within 60 days of April 7, 2008 and 6,068 shares held in a family trust, of which Dr. Cohen is a trustee.

(10)	Includes options to purchase options to purchase 16,500 shares of common stock that are exercisable within 60 days of April 7, 2008 and 48,713 shares held in a family trust, of which Mr. Goldberg is trustee.

(11)	Includes options to purchase 32,392 shares of common stock that are exercisable within 60 days of April 7, 2008.

(12)	Includes options to purchase 16,843 shares of common stock that are exercisable within 60 days of April 7, 2008.

(13)	Includes options to purchase 106,928 shares of common stock that are exercisable within 60 days of April 7, 2008. Also includes 116,343 shares held in a family trust of which Dr. Baker is a trustee.

(14)	Includes options to purchase 209,200 shares of common stock that are exercisable within 60 days of April 7, 2008.

(15)	Includes options to purchase 106,928 shares of common stock that are exercisable within 60 days of April 7, 2008. Also includes 8,670 shares held by Ms. Popovits’ child.

(16)	Includes options to purchase 106,928 shares of common stock that are exercisable within 60 days of April 7, 2008. Also includes 5,199 shares held for the benefit of Dr. Scott’s children, of which Dr. Scott’s sister is trustee.

(17)	Includes options to purchase 106,928 shares of common stock that are exercisable within 60 days of April 7, 2008.

(18)	Includes options to purchase 768,647 shares of common stock that are exercisable within 60 days of April 7, 2008.

Report of the Audit Committee

The Audit Committee operates under a written charter adopted by the board of directors. A link to the Audit Committee Charter is available on our website at www.genomichealth.com. All members of the Audit Committee meet the independence standards established by The NASDAQ Stock Market.

The Audit Committee assists the board of directors in fulfilling its responsibility to oversee management’s implementation of Genomic Health’s financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal control over financial reporting. Management is responsible for the financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2007 Annual Report with Genomic Health’s management and the independent registered public accounting firm.

The Audit Committee met privately with the independent registered public accounting firm, and discussed issues deemed significant by the independent registered public accounting firm, including those required by Statements on Auditing Standards No. 61 and No. 90 (Audit Committee Communications). In addition, the Audit Committee discussed with the independent registered public accounting firm the firm’s independence from Genomic Health and its management, including the matters in the written disclosures required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees), and considered whether the provision of nonaudit services was compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee has discussed with Genomic Health’s independent registered public accounting firm, with and without management present, their evaluations of Genomic Health’s internal control over financial reporting and the overall quality of Genomic Health’s financial reporting.

In reliance on the reviews and discussion with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the board of directors, and the board approved, the inclusion of the audited financial statements in Genomic Health’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC. The Audit Committee has appointed Ernst & Young LLP to serve as Genomic Health’s independent registered public accounting firm for the 2008 fiscal year.

Audit Committee

Randall S. Livingston
Samuel D. Colella
Michael D. Goldberg

Proposal 2

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

Ernst & Young LLP has audited our financial statements since our inception in 2000. Aggregate fees for professional services rendered for us by Ernst & Young LLP for the years ended December 31, 2007 and 2006, were as follows:

Services Provided	2007	2006

Audit	$627,000	$527,000
Audit-Related	—	—
Tax	59,000	19,000
All Other	—	—

Total	$686,000	$546,000

Audit fees.  For the years ended December 31, 2007 and 2006, audit fees were for the integrated audits of our annual financial statements and our internal control over financial reporting and the review of quarterly financial statements included in our quarterly reports on Form 10-Q. For the year ended December 31, 2007, audit fees also included services provided in connection with our Registration Statement on Form S-3, including comfort letters and consents.

Tax fees.  For the years ended December 31, 2007 and 2006, tax fees were for the preparation of our tax returns, tax planning and tax consulting services. For the year December 31, 2007, tax fees also included fees for a study of change in control under Section 382 of the Internal Revenue Code of 1986 and a state and local nexus study.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by Ernst & Young LLP and the estimated fees related to these services. All of the services in 2006 and 2007 were pre-approved.

During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC.

Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Required Vote

Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm.

Your board of directors recommends a vote FOR ratification of Ernst & Young LLP as our independent registered public accounting firm.

Stockholder Proposals for the 2009 Annual Meeting

If a stockholder wishes to present a proposal to be included in our proxy statement for the 2009 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by Genomic Health’s Secretary no later than December 26, 2008. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail — Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2009 Annual Meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, the Bylaws provide that we must have received the stockholder’s notice not earlier than 90 days nor more than 120 days in advance of the date the proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders; however, if the date of the annual meeting is changed by more than 30 days from the prior year, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the annual meeting or the 7th day following the first public announcement of the annual meeting date. The stockholder’s notice must set forth, as to each proposed matter: a brief description of the business desired to be brought before the meeting; the text of the proposal or business and reasons for conducting such business at the meeting; the name and address, as they appear on our books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; the class and number of shares of our securities that are owned beneficially and of record by the stockholder and the beneficial owner; any material interest of the stockholder in such business; and any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2007, except that Forms 4 related to sales of common stock pursuant to Rule 10b5-1 sales plans by Dr. Scott and Ms. Popovits on August 14, 2007 and November 27, 2007, respectively, were inadvertently not filed until August 17, 2007 and November 30, 2007, respectively, and Forms 4 related to annual option grants to each of Dr. Scott, Mr. Cole, Ms. Popovits, Dr. Shak and Dr. Baker on December 6, 2007 were inadvertently not filed until December 11, 2007.

Other Matters

Your board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors.

G. Bradley Cole
Executive Vice President,
Chief Financial Officer and Secretary

Redwood City, California
April 24, 2008

Our 2007 Annual Report on Form 10-K has been mailed with this Proxy Statement. We will provide copies of exhibits to our Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such requests in writing to Secretary, Genomic Health, Inc., 301 Penobscot Drive, Redwood City, California 94063. The request must include a representation by the stockholder that as of April 7, 2008, the stockholder was entitled to vote at the Annual Meeting. Our 10-K and exhibits are also available at www.genomichealth.com.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	01 - Randal W. Scott*	02 - Kimberly J. Popovits*	03 - Julian C. Baker*	+
	04 - Brook H. Byers*	05 - Fred E. Cohen*	06 - Samuel D. Colella*
	07 - Randall S. Livingston*	08 - Woodrow A. Myers, Jr.*

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees
		01	02	03	04	05	06	07	08
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as Genomic Health’s independent registered public accounting firm for 2008.	☐	☐	☐	3.	In his or her discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.
B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	1 U P X 0 1 7 7 5 4 2	+
<STOCK#>          00VYKB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — GENOMIC HEALTH, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 21, 2008
The undersigned hereby authorizes Randal W. Scott and G. Bradley Cole, and each of them, as proxies of the undersigned, with full power of substitution, to represent and vote the shares of common stock of Genomic Health, Inc. (“Genomic Health”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Genomic Health to be held at Seaport Center, 459 Seaport Court, Redwood City, California on May 21, 2008 at 10:00 a.m. (Pacific Time), and at any and all postponements or adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.
Unless a contrary direction is indicated, this Proxy will be voted FOR Proposal 1, the election of directors, FOR Proposal 2, the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting. If specific instructions are indicated, this Proxy will be voted in accordance therewith.
Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope.